UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

BRIGUS GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Purdy’s Wharf, Tower II Suite 2001, 20th Floor 1969 Upper Water Street Halifax, Nova Scotia	B3J 3R7 Canada
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (902) 422-1421

2000 Barrington Street, Suite 501
Cogswell Tower
Halifax, Nova Scotia, Canada
B3J 3K1
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2010, Brigus Gold Corp. (the “Company”) completed a private placement of 10,000,000 common shares issued to purchasers outside the United States at Cdn$1.40 per share on a “flow through” basis pursuant to the Income Tax Act (Canada) (the “Flow Through Shares”) for total gross proceeds equal to Cdn$14,000,000. The Company intends to use the proceeds from the sale of the Flow Through Shares for exploration and development activities at its Black Fox mine and the adjoining Grey Fox and Pike River exploration properties. The costs associated with these activities will qualify as “Canadian Exploration Expenses” as defined in the Income Tax Act (Canada) and will be renounced in favor of the purchasers of the Flow Through Shares.

The Flow Through Shares were offered and sold to eligible purchasers resident in Canada in reliance on the exemption from registration contained in Regulation S of the U.S. Securities Act of 1933, as amended (the “1933 Act”).

In connection with the placement of the Flow Through Shares (the “Offering”), the Company entered into the agreements described below.

Underwriting Agreement

In connection with the Offering, the Company entered into an Underwriting Agreement with Haywood Securities Inc. (“Haywood”), Cormark Securities Inc. (“Cormark”) and Brandt Securities Limited (“Brandt”), dated July 29, 2010 (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, Haywood, Cormark and Brandt (together, the “Underwriters”) agreed to act as underwriters/agents in respect of the Offering and, in consideration therefor, the Company agreed to (i) pay the Underwriters an aggregate cash underwriting commission equal to the amount of Cdn$840,000, which represents 6% of the total gross proceeds of the Offering, and (ii) issue to the Underwriters compensation options (“Compensation Options”) to purchase 980,000 common shares in the aggregate (which is equal to 7% of the number of Flow Through Shares sold in the Offering). Each Compensation Option is exercisable into one common share of the Company at a price of Cdn$1.40 for a period of 24 months from the closing date of the Offering. In addition, the Company paid all of the Underwriters’ costs and expenses incidental to the placement of the Flow Through Shares. The Underwriting Agreement includes customary representations, warranties and covenants on the part of the Company, including an agreement by the Company not to issue any equity securities within 120 days of the closing of the Offering (subject to certain exceptions).

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement and the form of Compensation Option Certificate attached to this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

Subscription Agreements

Each of the purchasers of the Flow Through Shares entered into a Subscription Agreement with the Underwriters and the Company (collectively, the “Subscription Agreements”) pursuant to which the Company agreed to issue Flow Through Shares at a price of Cdn$1.40 per Flow Through Share. The Subscription Agreements also contain customary representations by each purchaser regarding eligibility to purchase securities of the Company. The foregoing description is qualified in its entirety by reference to the Flow Through Shares Subscription Agreement substantially in the form attached to this Current Report on Form 8-K as Exhibit 4.2.

Registration Rights Agreements

Each of the purchasers of the Flow Through Shares and the Underwriters entered into a Registration Rights Agreement with the Company (collectively, the “Registration Rights Agreements”). The terms of the Registration Rights Agreements require the Company to register the Flow Through Shares and the shares issuable upon exercise of the Compensation Options for resale on a registration statement to be filed with the U.S. Securities and Exchange Commission. The foregoing description of the Registration Rights Agreements is qualified in its entirety by reference to the Form of Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 4.3.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

ITEM 8.01 OTHER EVENTS

On July 29, 2010, the Company issued 702,679 common shares to R. David Russell, former President and Chief Executive Officer of the Company, at a purchase price of $1.139 per share for total gross proceeds of $800,351.38. The common shares were offered and sold to Mr. Russell in reliance on the exemption from registration contained in Regulation D of the 1933 Act. Proceeds from the transaction will be used for general corporate and working capital purposes.

On July 29, 2010, the Company issued 564,250 common shares to Haywood (the “Haywood Shares”) pursuant to the terms of a letter agreement between the Company and Haywood dated December 30, 2009 (the “Agreement”). Under the terms of the Agreement, Haywood agreed to act as exclusive financial advisor to the Company in connection with any potential sale, joint venture or business combination undertaken by the Company. The plan of arrangement pursuant to which the businesses of the Company and Linear Gold Corp. were combined on June 25, 2010 (the “Arrangement”) qualifies as a transaction the completion of which, under the terms of the Agreement, entitled Haywood to a success fee in the form or cash or Company shares or a combination of the foregoing (the “M&A Transaction Fee”). In light of the successful consummation of the Arrangement, the Company issued the Haywood Shares as partial satisfaction of the M&A Transaction Fee. The Haywood Shares were offered and sold in reliance on the exemption from registration contained in Regulation S of the 1933 Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

1.1	Underwriting Agreement

4.1	Form of Compensation Option Certificate

4.2	Form of Subscription Agreement

4.3	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2010

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President – Finance and Corporate Development

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement

4.1	Form of Compensation Option Certificate

4.2	Form of Subscription Agreement

4.3	Form of Registration Rights Agreement